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Exhibit 23.2

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to incorporate by reference in the Registration Statements on Form S-8 (Nos. 333-211957, 333-135072, 333-153426, 333159755, 333-175966, 333-187713 and 333-199875) of Eagle Bancorp, Inc., and the Registration Statements on Form S-3 (Nos. 333-140314 and 333-202405) of Eagle Bancorp, Inc., of our report dated February 29, 2016, relating to the Consolidated Balance Sheets of Eagle Bancorp, Inc. as of December 31, 2015, and the related Consolidated Statements of Operations, Consolidated Statements of Comprehensive Income, Changes in Shareholders' Equity and Cash Flows for each of the years in the two-year period ended December 31, 2015, which report appears in the December 31, 2016 annual report on From 10-K of Eagle Bancorp, Inc.

/S/  Stegman & Company

Baltimore, Maryland
March 1, 2017

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  Exhibit 23.2
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM